Amendment No. 1 to UNIVERSITY Agreement No. S15-00192ND

Parties to this Amendment:	The Regents of the University of California, acting for and on behalf of its University of California, Davis Health System (“UNIVERSITY”).

and

Briacell Therapeutics Corp. (“COMPANY”).

Original Agreement:	Reciprocal Nondisclosure Agreement (UNIVERSITY Agreement No. S15-00192ND) (“Agreement”).

Effective Date of this Amendment:	June 12, 2016

WHEREAS the Parties hereto desire to amend certain terms of the Agreement; and

THEREFORE, the Parties hereby agree as follows:

1.	Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement.

2.	Amendment(s) to the Agreement.

A.	The term of the Agreement shall be extended from June 12, 2016 through June 11, 2017.

B.	Section I, Term, of the Agreement shall be revised to read as follows:

“The term of this Agreement shall commence on the date of last signature below (the “Effective Date”), and shall continue for a period of two (2) years, unless earlier terminated, and may be extended by mutual written agreement of the Parties.”

C.	COMPANY’s address for notices has changed; therefore, Section 9, Notice, shall be revised to read as follows:

All notices, requests, or other communications required or anticipated under this Agreement shall be in writing and shall be delivered to the respective Parties by personal delivery; by United States Postal Service as certified or registered mail, postage prepaid, return receipt requested; or by a reputable overnight delivery service such as Federal Express, addressed to the respective Parties at the addresses set forth below. Notices shall be deemed delivered on the date of personal delivery, two days following the date indicated on the United States Postal Service return receipt, or one day following deposit with overnight delivery service.

To UNIVERSITY:	University of California Davis Health System Health System Contracts Sherman Building, Suite 2300 2315 Stockton Boulevard

Amendment No. 1 to UNIVERSITY Agreement No. S15-00192ND

Sacramento, CA 95817
(Reference Agreement No. S15-00192ND)

To COMPANY:	Briacell Therapeutics Corp.
820 Heinz Avenue
Berkeley, CA 94710

D.	All other terms and conditions shall remain the same.

3.	Ratification of the Agreement. Except as expressly set forth in this Amendment, the Agreement shall remain unmodified and in full force and effect.

4.	Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed to be an original, but all of which constitute one instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

IN WITNESS WHEREOF, the duly authorized representatives of UNIVERSITY and COMPANY have executed this Amendment No. 1 as of the last date of signature written below.

AGREED:

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA ON BEHALF OF ITS UNIVERSITY OF CALIFORNIA DAVIS HEALTH SYSTEM		BRIACELL THERAPEUTICS CORP.

By		By
	Annie Wong		Mr. Rahoul Sharan
	Director, UC Davis Health System Contracts		CEO
Corporate Office - US

Date	6/14/2016	Date	10/06/16